Amendment

         This Amendment to Secured Promissory Note dated December 31, 1996 by Connective Therapeutics, Inc. (now known as Connectics Corporation, the "Maker") in favor of SmithKline Beecham Corporation ("Payee") (the "Note") is entered into this 13th day of November, 1997. The parties hereto intending to be legally bound hereby agree as follows:

         1. Section 2 of the Note is hereby amended in its entirety to read as follows:

                  Maker promises to make payments of principal under this Note on the following dates (each a "Payment Date"):

                  April 1, 1998                      $1,000,000
                  October 1, 1998                    $1,500,000
                  January 4, 1999                    $3,500,000
                  January 7, 1999                    $5,000,000

                  On April 1, 1998 in addition to the payment of principal set forth above, the Maker shall pay interest on all principal amounts outstanding under the Note for the period from January 1, 1998 through March 31, 1998 at the Interest Rate (as defined below), calculated on the basis of actual days and a 360-day year. On each subsequent Payment Date in addition to the payment of principal set forth above for such Payment Date, the Maker shall pay the Payee interest on all principal amounts outstanding under the Note for the period from the immediately prior Payment Date through the day preceding the current Payment Date calculated on the basis of actual days and a 360-day year. The "Interest Rate" shall be equal to sum of (a) the prime rate as publicly announced by Citibank NA from time to time plus 2%.

         2. The second sentence of Section 5 of the Note is amended in its entirety to read as follows:

                  Any prepayments shall be applied first to any accrued by unpaid interest and thereafter to reduce the next principal payment due.

         3. Any defined terms used herein and not otherwise defined in this Amendment shall have the meanings set forth in the Note.



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         IN WITNESS  WHEREOF,  the parties have duly caused this Amendment to be executed as this 13th day of November, 1997.



                              CONNECTICS CORPORATION



                              By:     /s/ Thomas G. Wiggan
                                      -----------------------------------------
                                      Thomas G. Wiggans
                                      President and Chief Executive Officer



                              SMITHKLINE BEECHAM CORPORATION



                              By:     /s/ Donald F. Parman
                                      -----------------------------------------
                                      Donald F. Parman
                                      Secretary


The undersigned hereby consent to the foregoing amendment to the terms of the Note and acknowledges that such amendment shall not constitute a breach or event of default under the terms of the Loan and Security Agreement dated as of July 18, 1995 or the Loan and Security Agreement dated as of December 21, 1995 between the Maker and each of Silicon Valley Bank and MMC/GATX Partnership No. 1.

Silicon Valley Bank                          MMC/GATX Partnership No.



By:                                      By:
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Date:                                    Date:
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